SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2002

Oxford Industries, Inc.

(Exact name of registrant as specified in its charter)

         Georgia              001-04365                  58-0831862
------------------------ ---------------------- ----------------------------
(State of incorporation) Commission File Number (IRS employer identification)

        222 Piedmont Avenue, NE
           Atlanta, Georgia                                   30308
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(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: 404-659-1224

Item 4. Changes to Registrant's Certifying Accountants

Effective May 22, 2002, Oxford Industries, Inc. ("Oxford") appointed Ernst & Young LLP ("Ernst & Young") as its independent public accountants for the fiscal years ending May 31, 2002 and May 30, 2003. The decision to replace Arthur Andersen LLP ("Andersen") as Oxford's independent public accountants was approved by Oxford's Board of Directors upon the recommendation of its Audit Committee.

During Oxford's two most recent fiscal years and through the date of this Form 8-K, there were no disagreements between Oxford and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Andersen's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within Oxford's two most recent fiscal years or through the date of this Form 8-K.

The audit reports of Andersen on the consolidated financial statements of Oxford and subsidiaries as of and for the two most recent fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.  A letter from Andersen is attached as Exhibit 16.1.

During Oxford's two most recent fiscal years and through the date of this Form 8-K, Oxford did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Oxford's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Number   Exhibit
16.1     Letter of Arthur Andersen LLP
         regarding change in certifying
         accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OXFORD INDUSTRIES, INC.

By:      /s/ Ben B. Blount, Jr.
    ---------------------------------
         Ben B. Blount, Jr.
         Executive Vice President and
         Chief Financial Officer

Date: May 22, 2002

EXHIBIT 16.1

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

May 22, 2002

Dear Sir/Madam:

We have read the first four paragraphs of Item 4 included in the Form 8-K dated May 22, 2002 of Oxford Industries, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

cc:  Mr. Ben Blount, CFO, Oxford Industries, Inc.